                                                                    Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES
STATEMENT OF NET ASSETS ACQUIRED (AT FAIR VALUE)

----------------------------------------------------------------------------------------------------------------------

                                                                                                         September 1,
                                                                                                        --------------

(In millions, except per share data)                                                                             2001
----------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                                            $          3,604
Trading account assets                                                                                          1,106
Securities                                                                                                      8,219
Loans, net of unearned income                                                                                  50,475
  Allowance for loan losses                                                                                      (766)
----------------------------------------------------------------------------------------------------------------------
        Loans, net                                                                                             49,709
----------------------------------------------------------------------------------------------------------------------
Premises and equipment                                                                                            901
Goodwill and other intangible assets                                                                            9,417
Other assets                                                                                                    3,996
----------------------------------------------------------------------------------------------------------------------
        Total assets                                                                                 $         76,853
----------------------------------------------------------------------------------------------------------------------
LIABILITIES
Deposits                                                                                                       43,146
Short-term borrowings                                                                                           8,106
Other liabilities                                                                                               3,040
Long-term debt                                                                                                  9,662
----------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                                      63,954
----------------------------------------------------------------------------------------------------------------------
        Net assets acquired                                                                          $         12,998
======================================================================================================================

See accompanying Notes to Statement of Net Assets Acquired.

WACHOVIA CORPORATION AND SUBSIDIARIES
NOTES TO STATEMENT OF NET ASSETS ACQUIRED
--------------------------------------------------------------------------------

NOTE 1:  BUSINESS COMBINATION

   On September 1, 2001, First Union Corporation ("former First Union") and Wachovia Corporation ("former Wachovia") merged in a transaction accounted under the purchase method. The new company adopted the name "Wachovia Corporation." Under the terms of the merger, each share of common stock of the former Wachovia was exchanged for two shares of common stock of the former First Union, resulting in the issuance of 407 million common shares. The common stock issued to effect the merger was valued at $31.15 per former Wachovia share, or $12.7 billion in the aggregate. In addition, former Wachovia stockholders were given the right to choose to receive either a one-time cash payment of $0.48 per former Wachovia share to be paid at the earlier of the merger consummation date or the date the stockholder makes the election, or two shares of a new class of preferred stock, Dividend Equalization Preferred Stock ("DEP"), which will pay dividends equal to the difference between the last dividend paid by the former Wachovia of $0.30 per share and the common stock dividend declared by the combined company. The aggregate value of the one-time cash payment and the estimated fair value of the DEP as of September 1, 2001, amounted to $98 million. Stockholders have until November 30, 2001, to make the election. As of September 30, 2001, 345,000 DEP shares had been issued at an aggregate fair value of $166,000. The total purchase price also includes the fair value of vested and unvested stock awards issued in exchange for stock awards held by former Wachovia employees as of September 1, 2001, for which the aggregate fair value was $209 million.
   The former First Union and the former Wachovia entered into this merger to enhance stockholder value by building a financial services company able to provide more products and services for customers, more investment opportunities for clients and significant capital to deploy in the future. The merger enhances the combined company's range of products and services and increases the distribution channels available to customers. In this merger, the companies bring complementary strengths, where the former First Union has invested heavily in developing a wide range of products and services and the former Wachovia has earned national acclaim for its high standard of customer service and long-term customer relationships.
   Under the purchase method of accounting, the assets and liabilities of the former Wachovia were recorded at their respective fair values as of the merger date. Each of the purchase accounting adjustments represents fair values assigned to the assets and liabilities of the former Wachovia. The fair values are preliminary and are subject to refinement as information relative to the fair values as of September 1, 2001, becomes available and as plans relative to the disposition of certain assets are finalized. Based on the ending former Wachovia tangible equity of $5.5 billion, an aggregate purchase price of $13.0 billion and net purchase accounting adjustments amounting to $1.9 billion, the merger resulted in total intangible assets of $9.4 billion. Of the total intangible assets, $2.3 billion was allocated to deposit base premium, based on a preliminary valuation, and the rest to goodwill. The company is currently finalizing the deposit base intangible valuation and determining whether any other intangible assets acquired in the merger meet the requirements under Financial Accounting Standards Board Statement No. 141, Business Combinations, ("SFAS 141") to be separately identified and recorded. If additional intangible assets are identified, they will be recorded at their fair value, which will have the effect of reducing goodwill by the after-tax fair value of the identified intangible.
   The goodwill recorded in connection with the merger is not subject to amortization and none is deductible for tax purposes. The deposit base intangible is being amortized over its estimated economic life using an accelerated method. Any additional intangibles that are identified in connection with the merger will be amortized in accordance with the provisions of SFAS 142, such that any with an indefinite life will not be subject to amortization, and any with a definite economic life will be amortized over that life.
   The company is in the process of determining the appropriate methodology to allocate the goodwill and deposit base intangible to reportable segments, which include the General Bank, Capital Management, Wealth Management, and Corporate and Investment Banking, and expects to complete the allocation by December 31, 2001.

--------------------------------------------------------------------------------

NOTE 2: PURCHASE PRICE AND GOODWILL

  The computation of the purchase price, the allocation of the purchase price to the net assets of former Wachovia based on their respective fair values as of September 1, 2001, and the resulting amount of goodwill are presented below.

(In millions)                                                                                         September 1, 2001
------------------------------------------------------------------------------------------------------------------------
Purchase price
  Former Wachovia common stock outstanding (In thousands)                                         203,707
  Exchange ratio                                                                                        2
                                                                                               -----------
        Total (In thousands)                                                                      407,414
  Purchase price per former Wachovia common share                                             $     31.15  $     12,691
                                                                                               ===========
  Former Wachovia common shares electing to receive DEPs shares (In thousands)                    101,854
  Estimated present value per share                                                           $      0.48            49
                                                                                               ===========
  Cash dividend                                                                                                      49
  Fair value of outstanding employee stock options                                                                  209
------------------------------------------------------------------------------------------------------------------------
          Total purchase price                                                                                   12,998
    Former Wachovia stockholders' equity
  Former Wachovia tangible stockholders' equity                                                                  (5,532)
                                                                                                           ------------
          Excess of purchase price over carrying value of net assets acquired                                     7,466
  Purchase accounting adjustments related to assets and liabilities acquired
    Securities                                                                                                       73
    Loans and leases                                                                                              1,627
    Premises and equipment                                                                                          146
    Other assets                                                                                                    289
    Deposits                                                                                                        152
    Other liabilities                                                                                              (171)
    Long-term debt                                                                                                 (165)
  Deposit base intangible                                                                                        (2,348)
------------------------------------------------------------------------------------------------------------------------
        Goodwill                                                                                           $      7,069
========================================================================================================================


--------------------------------------------------------------------------------

NOTE 3:  PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

   The pro forma consolidated condensed statements of income (loss) presented below as of and for the three and nine months ended September 30, 2001 and 2000, and for the year ended December 31, 2000 should be read in conjunction with
Note 1 and Note 2 presented herein. The unaudited pro forma information presented in the pro forma consolidated condensed statements of income (loss) is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.
   We expect to realize significant revenue enhancements and cost savings as a result of the merger which also are not reflected in the pro forma consolidated condensed statements of income (loss). No assurance can be given with respect to the ultimate level of such revenue enhancements or cost savings.
   The pro forma purchase accounting adjustments related to securities, loans and leases, deposits and long-term debt are being accreted or amortized into income using methods which approximate a level yield over their respective estimated lives. Purchase accounting adjustments related to loan commitments, letters of credit and lease commitments are being accreted or amortized to fee and other income using primarily accelerated methods over their estimated lives, and adjustments to owned and leased real estate are recorded to noninterest expense using the straight-line method over their estimated lives. The deposit base intangible is being amortized and included as a charge to noninterest expense over its estimated economic life using an accelerated method.

WACHOVIA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

---------------------------------------------------------------------------------------------------------------------

                                                                          Three months Ended September 30, 2001
                                                                  ---------------------------------------------------

                                                                         New          Former    Pro Forma  Pro Forma
(In millions, except per share data)                            Wachovia (a)    Wachovia (b)  Adjustments   Combined
---------------------------------------------------------------------------------------------------------------------
Interest income                                                $       3,944             700           23      4,667
Interest expense                                                       2,014             327          (35)     2,306
---------------------------------------------------------------------------------------------------------------------
Net interest income                                                    1,930             373           58      2,361
Provision for loan losses                                              1,124             159            -      1,283
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                      806             214           58      1,078
Securities transactions - portfolio                                        -             (10)           -        (10)
Fee and other income                                                   1,032             293           12      1,337
Merger-related and restructuring charges                                  85              97            -        182
Noninterest expense                                                    2,310             482          198      2,990
---------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes (benefits)          (557)            (82)        (128)      (767)
Income taxes (benefits)                                                 (223)              4          (45)      (264)
---------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                         (334)            (86)         (83)      (503)
Discontinued operations, net of income taxes                               -             467            -        467
---------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                      $        (334)            381          (83)       (36)
=====================================================================================================================
PER SHARE DATA
Basic
  Loss from continuing operations                              $       (0.31)          (0.42)           -      (0.33)
  Net income (loss)                                                    (0.31)           1.86            -      (0.02)
Diluted
  Loss from continuing operations                                      (0.31)          (0.41)           -      (0.33)
  Net income (loss)                                            $       (0.31)           1.84            -      (0.02)
AVERAGE SHARES (In thousands)
Basic                                                              1,094,398         205,532      205,532  1,505,462
Diluted                                                            1,105,270         207,167      207,167  1,519,604
=====================================================================================================================

                                                                               Three months Ended September 30, 2000
                                                                  ---------------------------------------------------

                                                                        New          Former     Pro Forma  Pro Forma
(In millions, except per share data)                            Wachovia (c)   Wachovia (d)   Adjustments   Combined
---------------------------------------------------------------------------------------------------------------------
Interest income                                                $       4,465           1,209           23      5,697
Interest expense                                                       2,631             670          (35)     3,266
---------------------------------------------------------------------------------------------------------------------
Net interest income                                                    1,834             539           58      2,431
Provision for loan losses                                                322              77            -        399
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                    1,512             462           58      2,032
Securities transactions - portfolio                                     (456)              -            -       (456)
Fee and other income                                                   2,639             420           12      3,071
Merger-related and restructuring charges                                  52             100            -        152
Noninterest expense                                                    2,396             541          198      3,135
---------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                  1,247             241         (128)     1,360
Income taxes                                                             395              84          (45)       434
---------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                        852             157          (83)       926
Discontinued operations, net of income taxes                               -              48            -         48
---------------------------------------------------------------------------------------------------------------------
        Net income                                             $         852             205          (83)       974
=====================================================================================================================
PER SHARE DATA
Basic
  Income from continuing operations                            $        0.87            0.77            -       0.67
  Net income                                                            0.87            1.01            -       0.71
Diluted
  Income from continuing operations                                     0.86            0.77            -       0.66
  Net income                                                   $        0.86            1.00            -       0.70
AVERAGE SHARES (In thousands)
Basic                                                                971,453         203,347      203,347  1,378,147
Diluted                                                              986,763         204,621      204,621  1,396,005
=====================================================================================================================

See accompanying Notes to Statement of Net Assets Acquired.

(a) Includes former First Union for the three months ended September 30, 2001, and former Wachovia for the one month ended September 30, 2001.
(b) Includes former Wachovia for the two months ended August 31, 2001.
(c) Includes former First Union for the three months ended September 30, 2000.
(d) Includes former Wachovia for the three months ended September 30, 2000.

WACHOVIA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

-------------------------------------------------------------------------------------------------------------

                                                                        Nine months Ended September 30, 2001
                                                            -------------------------------------------------

                                                                     New       Former   Pro Forma  Pro Forma
(In millions, except per share data)                        Wachovia (a) Wachovia (b) Adjustments   Combined
-------------------------------------------------------------------------------------------------------------
Interest income                                            $     11,789         3,034          81     14,904
Interest expense                                                  6,446         1,552        (102)     7,896
-------------------------------------------------------------------------------------------------------------
Net interest income                                               5,343         1,482         183      7,008
Provision for loan losses                                         1,566           370           -      1,936
-------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses               3,777         1,112         183      5,072
Securities transactions - portfolio                                 (51)           96           -         45
Fee and other income                                              4,287         1,126          47      5,460
Merger-related and restructuring charges                             18           122           -        140
Noninterest expense                                               6,783         1,613         630      9,026
-------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes             1,212           599        (400)     1,411
Income taxes                                                        329           245        (141)       433
-------------------------------------------------------------------------------------------------------------
Income from continuing operations                                   883           354        (259)       978
Discontinued operations, net of income taxes                          -           514           -        514
-------------------------------------------------------------------------------------------------------------
        Net income                                         $        883           868        (259)     1,492
=============================================================================================================
PER SHARE DATA
Basic
  Income from continuing operations                        $       0.86          1.72           -       0.69
  Net income                                                       0.86          1.71           -       1.05
Diluted
  Income from continuing operations                                0.85          4.23           -       0.68
  Net income                                               $       0.85          4.19           -       1.04
AVERAGE SHARES (In thousands)
Basic                                                         1,010,467       205,237     205,237  1,420,941
Diluted                                                       1,019,721       206,989     206,989  1,433,699
=============================================================================================================

                                                                        Nine months Ended September 30, 2000
                                                            -------------------------------------------------

                                                                    New        Former   Pro Forma  Pro Forma
(In millions, except per share data)                        Wachovia (c) Wachovia (d) Adjustments   Combined
-------------------------------------------------------------------------------------------------------------
Interest income                                            $     13,270         3,451          81     16,802
Interest expense                                                  7,565         1,841        (102)     9,304
-------------------------------------------------------------------------------------------------------------
Net interest income                                               5,705         1,610         183      7,498
Provision for loan losses                                         1,544           322           -      1,866
-------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses               4,161         1,288         183      5,632
Securities transactions - portfolio                              (1,053)            -           -     (1,053)
Fee and other income                                              6,012         1,189          47      7,248
Merger-related and restructuring charges                          2,157           137           -      2,294
Noninterest expense                                               7,176         1,646         630      9,452
-------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income
   taxes                                                           (213)          694        (400)        81
Income taxes                                                        294           236        (141)       389
-------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                           (507)          458        (259)      (308)
Discontinued operations, net of income taxes                          -           130           -        130
-------------------------------------------------------------------------------------------------------------
        Net income (loss)                                  $       (507)          588        (259)      (178)
=============================================================================================================
PER SHARE DATA
Basic
  Income (loss) from continuing operations                 $      (0.54)         2.26           -      (0.22)
  Net income (loss)                                               (0.54)         2.90           -      (0.13)
Diluted
  Income (loss) from continuing operations                        (0.54)         2.24           -      (0.22)
  Net income (loss)                                        $      (0.54)         2.87           -      (0.13)
AVERAGE SHARES (In thousands)
Basic                                                           971,111       202,848     202,848  1,376,807
Diluted                                                         984,340       204,470     204,470  1,393,280
=============================================================================================================

See accompanying Notes to Statement of Net Assets Acquired.

(a) Includes former First Union for the nine months ended September 30, 2001, and Old Wachovia for the one month ended September 30, 2001.
(b) Includes former Wachovia for the eight months ended August 31, 2001.
(c) Includes former First Union for the nine months ended September 30, 2000.
(d) Includes former Wachovia for the nine months ended September 30, 2000.

WACHOVIA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

----------------------------------------------------------------------------------------------------------------------

                                                                                         Year Ended December 30, 2000
                                                                  ----------------------------------------------------

                                                                           New       Former    Pro Forma    Pro Forma
(In millions, except per share data)                              Wachovia (a) Wachovia (b)  Adjustments     Combined
----------------------------------------------------------------------------------------------------------------------
Interest income                                                  $      17,534        4,699          100       22,333
Interest expense                                                        10,097        2,549         (124)      12,522
----------------------------------------------------------------------------------------------------------------------
Net interest income                                                      7,437        2,150          224        9,811
Provision for loan losses                                                1,736          390            -        2,126
----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                      5,701        1,760          224        7,685
Securities transactions - portfolio                                     (1,125)           -            -       (1,125)
Fee and other income                                                     7,837        1,570           53        9,460
Merger-related and restructuring charges                                 2,190          107            -        2,297
Noninterest expense                                                      9,520        2,218          817       12,555
----------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes and
  cumulative effect of a change in accounting principle                    703        1,005         (540)       1,168
Income taxes                                                               565          342         (190)         717
----------------------------------------------------------------------------------------------------------------------
Income from continuing operations before cumulative
  effect of a change in accounting principle                               138          663         (350)         451
Discontinued operations, net of income taxes                                 -          169            -          169
----------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of a change in
  accounting principle                                                     138          832         (350)         620
Cumulative effect of a change in the accounting for beneficial
  interests, net of income taxes                                           (46)           -            -          (46)
----------------------------------------------------------------------------------------------------------------------
        Net income                                               $          92          832         (350)         574
======================================================================================================================
PER SHARE DATA
Basic
  Income from continuing operations before cumulative
    effect of a change in accounting principle                   $        0.12         3.27            -         0.33
  Income before cumulative effect of a change in
    accounting principle                                                  0.12         3.27            -         0.45
  Net income                                                              0.07         4.10            -         0.42
Diluted
  Income from continuing operations before cumulative
    effect of a change in accounting principle                            0.12         3.24            -         0.33
  Income before cumulative effect of a change in
    accounting principle                                                  0.12         3.24            -         0.45
  Net income                                                     $        0.07         4.07            -         0.42
AVERAGE SHARES (In thousands)
Basic                                                                  970,608      202,989      202,989    1,376,586
Diluted                                                                974,172      204,450      204,450    1,383,072
======================================================================================================================

See accompanying Notes to Statement of Net Assets Acquired.

(a) Includes former First Union for the year ended December 31, 2000.
(b) Includes former Wachovia for the year ended December 31, 2000.